SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2002

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

10735 Willows Road NE
Redmond, WA 98052
 (Address of principal executive offices) (Zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5.  Other Events.

(a) Metawave Communications Corporation, Inc. filed suit on Tuesday, December 10, 2002 in California Superior Court in San Francisco against St. Paul Fire and Marine Insurance Company and Woodruff-Sawyer and Co., alleging breach of contract, breach of the covenant of good faith and fair dealing, negligent misrepresentation and professional negligence in the defendants´ underwriting and claims administration process surrounding Metawave´s claim for business interruption coverage arising from the fire in Metawave´s Taiwan factory in May, 2001.

The suit seeks both actual and punitive damages, as well as all costs of the suit. The case number assigned is 415560.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION
(Registrant)

Date: December 11, 2002	By: /s/ Randy Scheer

Randy (Larry R.) Scheer Vice President of Finance